UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2006
Triple Crown Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51636	20-3012824

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

546 East Main Street, Lexington, Kentucky		40508

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (859) 226-4678
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry Into a Material Definitive Agreement.
On Monday September 18, 2006, in connection with the consummation of the acquisition of Pinnacle Sports Productions, LLC, Triple Crown Media, Inc. (“TCM”), through its wholly owned subsidiary Triple Crown Media LLC, a Delaware limited liability company (“TCMLLC”), entered into an amendment to the First Lien Senior Secured Credit Agreement and Second Lien Senior Secured Credit Agreement, dated as of December 30, 2005, among the TCMLLC, TCM, as guarantor, the subsidiary guarantors named therein, the initial lenders and initial issuing bank named therein, Bank of America, N.A., as Syndication Agent, Wachovia Bank, National Association, as Administrative Agent and Collateral Agent, and Wachovia Capital Markets, LLC and Banc of America Securities LLC, as Joint Bookrunners and Joint Lead Arrangers. Certain covenants were amended to allow and facilitate the consummation of the acquisition, including, without limitation, certain financial covenants. Subsequently, TCM will pay a fee of 25 basis points (as well as other agent fees) to each applicable lender which approves the amendment to each of the First and Second Lien Senior Secured Credit Agreements. In addition, the interest rates on (i) the term loans under the First Lien Senior Secured Credit Agreement will increase by 25 basis points (which will increase an additional 50 basis points in the event the ratings under such credit agreement decrease below certain thresholds) and (ii) the Second Lien Senior Secured Credit Agreements will increase by 50 basis points (which will increase an additional 50 basis points in the event the ratings under such credit agreement decrease below certain thresholds).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Triple Crown Media, Inc.
Date: September 18, 2006	By:	/s/ MARK G. MEIKLE
		Name:	Mark G. Meikle
		Title:	Executive Vice President and Chief Financial Officer

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